SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 23, 2013

THE FIRST BANCSHARES, INC.
----------------------------------------------
(Exact name of registrant as specified in its charter)

MISSISSIPPI	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

6480 US Highway 98 West Hattiesburg, Mississippi		39402
(Address of principal executive offices		(Zip Code)

Registrant's telephone number, including area code: (601) 268-8998

Not applicable
--------------
(Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07 Submission of Matters to a Vote of Security Holders. On May 23, 2013, the Company held its regular Annual Shareholders’ Meeting. Four items were voted on at the meeting. As of the record date, there were 3,142,235 shares entitled to vote, of which 2,245,763 shares, or 71.47%, were voted in person or by proxy at the Annual Meeting. Results are set forth below.

Item 1. Election of Directors

The shareholders elected four directors to serve three year terms expiring at the 2016 Annual Meeting as summarized below:

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Class III ( three year term:)
David W. Bomboy, M.D.	1,700,363	1,395	544,005
E. Ricky Gibson	1,700,363	1,395	544,005
Fred A. McMurry	1,700,363	1,395	544,005
M. Ray (Hoppy ) Cole	1,700,363	1,395	544,005

Item 2. Approval of Appointment of T. E. Lott & Company as Independent Public Accountants

	Votes For	Votes Against	Abstained

	2,240,621	701	4,441

Item 3. Advisory Vote on Executive Compensation

	Votes For	Votes Against	Abstained	Broker Non-Votes

	1,674,640	21,780	5,338	544,005

Item 4. Approval of the Issuance of Shares of Common Stock Upon the Conversion of the Company’s Series D Nonvoting Convertible Preferred Stock into Common Stock

Votes For	Votes Against	Abstained	Broker Non-Votes

1,689,631	8,812	3,315	544,005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2013

THE FIRST BANCSHARES, INC.

By: /s/ Donna T. Lowery
Name: Donna T. Lowery
Title: Chief Financial Officer